UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 16, 2016	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2016, Comtech Telecommunications Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of 7,145,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $14.00 per share. The Company expects to receive net proceeds from the Public Offering of approximately $95.0 million, after deducting underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,071,750 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Underwritten Shares and any Option Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-208560) filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2015 and declared effective by the Commission on December 23, 2015 (the “Registration Statement”). A preliminary prospectus supplement relating to the Public Offering has been filed with the Commission. The Public Offering is expected to close on or about June 22, 2016, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

An opinion dated June 16, 2016 regarding the legality of the issuance and sale of the Common Stock in the Public Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 16, 2016, the Company issued a press release announcing the pricing of the Public Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 16, 2016, by and between the Company and Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Proskauer Rose LLP.
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 above).
99.1	Press release dated June 16, 2016 announcing the pricing of the Public Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: June 16, 2016

	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 16, 2016, by and between the Company and Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Proskauer Rose LLP.
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 above).
99.1	Press release dated June 16, 2016 announcing the pricing of the Public Offering.